Exhibit 10.6

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Dated: July 10, 2013

WARRANT TO PURCHASE

SHARES OF COMMON STOCK OF

SPRINT CORPORATION

This certifies that Starburst I, Inc., or its assigns (collectively, the “Holder”), for value received, is entitled to purchase, at the Stock Purchase Price (as defined below), from Sprint Corporation, a Delaware corporation (the “Company”), up to 54,579,924 fully paid and nonassessable shares (the “Warrant Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”) (subject to adjustment pursuant to Section 4 hereof).

This Warrant will be exercisable from time to time, in whole or in part, from and after the date hereof (the “Initial Exercise Date”) up to and including 5:00 p.m. (Pacific Time) on July 10, 2018 (the “Expiration Time”), upon surrender to the Company at its principal office of this Warrant properly endorsed with (i) the Form of Exercise Notice attached hereto as Appendix A duly completed and executed, and (ii) payment, made in accordance with Section 2, of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised, as determined in accordance with the provisions hereof. For purposes hereof, the “Stock Purchase Price” equals $5.25 per share of the Warrant Shares (subject to adjustment pursuant to Section 4 hereof).

1. Exercise; Delivery; Acknowledgement.

(i) Exercise. This Warrant is exercisable at the option of the Holder, at any time or from time to time from or after the Initial Exercise Date up to the Expiration Time for all or any part of the Warrant Shares which may be purchased hereunder. The Company agrees that the Warrant Shares purchased under this Warrant will be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which (x) this Warrant is surrendered, properly endorsed, (y) the completed, executed Form of Exercise Notice is delivered, and (z) payment is made for such shares.

(ii) Delivery. Upon exercise of this Warrant, the Company will, (x) within three (3) Business Days after the rights represented by this Warrant have been so exercised, issue and deliver certificates for the Warrant Shares so purchased, at the Company’s expense, to the Holder or, (y) if available and upon request of the Holder, within three (3) Business Days after the rights represented by this Warrant have been so exercised, electronically deliver the Warrant Shares so purchased to the Holder’s account at The Depository Trust Company (“DTC”) or similar organization; provided, however that delivery will be made of any other securities or property to which the Holder may be entitled upon such exercise. Each certificate issued and delivered pursuant to (x) above will be in such denominations of the Warrant Shares as may be requested by the Holder and will be registered in the name of the Holder.

“Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or Kansas, or is a day on which banking institutions located in the State of New York or Kansas are authorized or required by law or other governmental action to close.

(iii) Acknowledgement. In the case of a purchase of less than all the Warrant Shares, the Company will execute and deliver to the Holder, within ten (10) days after the rights represented by this Warrant have been exercised, an Acknowledgement in the form attached hereto as Appendix B indicating the number of Warrant Shares which remain subject to this Warrant, if any.

2. Payment for Shares. The aggregate purchase price for Warrant Shares being purchased hereunder may be paid by (i) cash or wire transfer of immediately available funds to a bank account specified by the Company, or (ii) certified or bank cashier’s check. The Holder may also, in its sole discretion, satisfy its obligation to pay the aggregate purchase price for Warrant Shares through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X =	Y(A-B)
A

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Closing Sale Price for the Trading Day immediately prior to the date of receipt of the Form of Exercise Notice by the Company.

B = the Stock Purchase Price then in effect for the applicable Warrant Shares at the time of such exercise.

“Trading Day” means a day on which (a) the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, the principal other United States national or regional securities exchange on which the Common Stock is then listed is open for trading, in each case, with a scheduled closing time of 4:00 p.m. (New York City time ) or the then-standard closing time for regular trading on the relevant exchange or market and (b) a Closing Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock is not so listed, a “Trading Day” means any day on which banking institutions in the State of New York are open for business.

“Closing Sale Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sales price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Closing Sales Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

For purposes of Rule 144 promulgated under the Securities Act of 1933 (“Rule 144”), it is intended, understood and acknowledged that the provisions above permitting “cashless exercise” are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such provisions will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144, and the holding period for the Warrant Shares shall be deemed to have commenced as to such original Holder on the date this Warrant was originally issued.

3. Shares to be Fully Paid; Reservation of Shares. All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens, charges and other encumbrances other than restrictions imposed by applicable securities laws, with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant, a sufficient number of shares of authorized but unissued Warrant Shares (together with the number of shares of Common Stock issuable upon conversion of such Warrant Shares), or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system, if applicable, upon which the Common Stock may be listed.

4. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, the Holder shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

(i) Subdivisions, Combinations and Dividends. If the Company (x) pays a dividend or makes a distribution, in shares of Common Stock, on any all or substantially all shares of Common Stock, (y) splits or subdivides its outstanding Common Stock into a greater number of shares, or (z) combines its outstanding Common Stock into a smaller number of shares, then in each such case the Stock Purchase Price in effect immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or would have been entitled to receive after the occurrence of any of the events described above had this Warrant been exercised immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 4(i) shall become effective immediately after the close of business on the dividend or distribution date in the case of a dividend or distribution and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. In the event that, as a result of an adjustment made pursuant to this Section 4(i), the Holder is entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 4 with respect to the Common Stock.

(ii) Reclassification. If any reclassification of the capital stock of the Company, by merger, consolidation, reorganization or otherwise, is effected in such a way that holders of Common Stock are entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock purchasable and receivable upon the exercise of this Warrant immediately prior to such reclassification) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock purchasable and receivable upon the exercise of this Warrant immediately prior to such reclassification. If the Company is acquired in an all cash transaction, the Holder shall thereafter have the right to receive cash equal to the value of the Warrant Shares issuable upon a cashless exercise of this Warrant immediately prior to the closing of such transaction. In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder such that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall continue to apply in relation to any shares of stock, or other securities or assets thereafter deliverable upon the exercise hereof.

(iii) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (w) evidences of its indebtedness, (x) any security (other than a distribution of Common Stock covered by the preceding paragraphs), (y) rights or warrants to subscribe for or purchase any security, or (z) any other asset, including cash (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(iv) Notice of Adjustment. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give, as promptly as possible, written notice thereof, by first class mail postage prepaid, addressed to the registered Holder at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company’s chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. For the avoidance of doubt, the Company acknowledges that the Holder shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Common Stock which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

(v) Other Notices. If at any time:

(1) the Company declares any cash dividend upon its shares of Common Stock;

(2) there is any capital reorganization or reclassification of the capital stock of the Company;

(3) the Company is acquired in an all cash transaction; or

(4) there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, in any one or more of such cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Company unless otherwise waived by the Holder, (a) at least twenty (20) days prior written notice of the date on which the books of the Company will close, or the record date for such dividend, cash payment or for determining rights to vote in respect of any such reorganization or reclassification, and (b) in the case of any such reorganization or reclassification, at least twenty (20) days prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date of payment. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization or reclassification.

5. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company prior to the exercise of this Warrant. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant is exercised.

6. Warrants Transferable. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder may be transferred, in whole or in part, without charge to the Holder upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company’s option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company and notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

7. Transfer Taxes. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any transfer taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

8. Lost or Mutilated Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

9. Modification and Waiver. Any term of this Warrant may be amended by a writing signed by the Company and the Holder. The observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party against whom such waiver is to be enforced.

10. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, may be entitled to specific performance of its rights under this Warrant.

11. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

12. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

13. Notices. All notices, requests and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered personally or via a messenger service (notice deemed given upon receipt), telecopied or faxed (notice deemed given upon confirmation of receipt), sent by a nationally recognized overnight courier service such as Federal Express (notice deemed given upon receipt of proof of delivery) or mailed by registered or certified mail, return receipt requested (notice deemed given upon receipt) to the respective parties’ corporate addresses or other addresses on record with the other parties.

14. Governing Law. This Warrant is to be construed in accordance with and governed by the laws of the State of Delaware without regard to any conflicts of law provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

SPRINT CORPORATION

By:	/s/ Charles R. Wunsch
Name:	Charles R. Wunsch
Title:	Senior Vice President, General Counsel and Corporate Secretary

Appendix A

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of that certain Warrant to Purchase Shares of Common Stock (the “Warrant”) issued by Sprint Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase             Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Stock Purchase Price shall be made as (check one):

☐ Cash Exercise

☐ “Cashless Exercise” under Section 2 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $            in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

Dated:

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Appendix B

ACKNOWLEDGMENT

To: [name of Holder]

The undersigned hereby acknowledges that as of the date hereof,             (            ) shares of Common Stock remain subject to the right of purchase in favor of [name of Holder] pursuant to that certain Warrant to Purchase Shares of Common Stock of Sprint Corporation, dated as of July 10, 2013.

DATED:
SPRINT CORPORATION

By:
Name:
Title: